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                                                                     EXHIBIT 5.7


                                Geological and Petroleum Engineering Consultants
  Sproule
 ASSOCIATES                     [COMPANY LETTERHEAD OMITTED]
    INC.


Ref: 2553.14899


                                        September 15, 2003

Paramount Resources Ltd.
4700 Bankers Hall West
888-3rd Street S.W.
Calgary, Alberta  T2P 5C5
CANADA


Ladies and Gentlemen:


       RE:  PARAMOUNT RESOURCES LTD. REGISTRATION STATEMENT ON FORM F-10

We hereby consent to the references to our firm name and to the inclusion and incorporation by reference of our reserve reports on the natural gas and oil and natural gas liquids reserves of Paramount Resources Ltd. in Paramount Resources Ltd.'s Registration Statement on Form F-10 relating to the offering of US$150,000,000 of Senior Unsecured Notes.


                                        Yours truly,

                                        SPROULE ASSOCIATES INC.


                                        By:  /s/ L. S. O'Connor
                                           ------------------------------------
                                           Leslie S. O'Connor